Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-140701) pertaining to the Employee’s stock option plan of Allot Communications Ltd. of our report dated June 28, 2007, with respect to the consolidated financial statements of Allot Communications Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2006.

/s/ KOST FORER GABBAY & KASIERER
June 28, 2007	KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global